     As filed with the Securities and Exchange Commission on June 11, 1999
                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      P.A.M. TRANSPORTATION SERVICES, INC.
           ----------------------------------------------------------
               (Exact name of issuer as specified in its charter)

               Delaware                                 71-0633135
    ------------------------------           -------------------------------
    (State or other jurisdiction             (I.R.S. Employer Identification
   of incorporation or organization)                      Number)

                   Highway 412 West, Tontitown, Arkansas 72770
        ---------------------------------------------------------------
        (Address of Principal Executive Offices)             (Zip Code)

                             1995 STOCK OPTION PLAN
                         -----------------------------
                            (Full Title of the Plan)

                                ROBERT W. WEAVER
                      President and Chief Executive Officer
                                Highway 412 West
                            Tontitown, Arkansas 72770
                                 (501) 361-9111
                               ------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)
                             ----------------------
                              Copies Requested to:
                          Terry Ferraro Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, N.E.
                                   Suite 3100
                           Atlanta, Georgia 30309-3592
                                 (404) 815-3731
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                Proposed Maximum      Proposed Maximum
Title of Securities to        Amount to be    Offering Price Per     Aggregate Offering           Amount of
     be Registered             Registered          Share(1)               Price(1)             Registration Fee

Shares of $.01 par
value Common Stock                400,000          $9.16                $3,662,500                   $1,018.18
                                  Shares           ------               -----------                  ---------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market on May ___, 1999.
===============================================================================

        This Registration Statement covers 400,000 additional shares of the Common Stock of P.A.M. Transportation Services, Inc. (the "Company"), $.01 value per share, issuable pursuant to the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"), for which a previously filed Registration Statement on Form S-8 is effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 333-10813, as filed with the Securities and Exchange Commission on August 26, 1996, is incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Securities and Exchange Commission; and

        (c) the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on October 7, 1986, to register the Company' Common Stock, $.01 par value per share, under Section 12(g) of the Securities and Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

Item 4. Description of Securities.

        No response is required to this item.

Item 5. Interests of Named Experts and Counsel.

        No response is required to this item.

Item 6. Indemnification of Officers and Directors.

        No response to this item is required.

Item 7. Exemption From Registration Claimed.

        No response to this Item is required.

Item 8. Exhibits.

       The following exhibits are filed with this report.


       Exhibit
       Number            Description of Exhibit
       ------            ----------------------

          4.1            Registrant's 1995 Stock Option Plan, as Amended and Restated.

          5.1            Opinion of Smith, Gambrell & Russell, LLP.

         23.1            Consent of Arthur Andersen LLP.

         23.2            Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

Item 9. Undertakings.

No response to this Item is required.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on this 20th day of May, 1999.

                           P.A.M. TRANSPORTATION SERVICES, INC.


                             By:      /s/ Robert W. Weaver
                                -----------------------------------------------
                                   Robert W. Weaver
                                   President and Chief Executive Officer


                             By:      /s/ Larry J. Goddard
                                -----------------------------------------------
                                   Larry J. Goddard
                                   Vice President of Finance and Chief
                                   Financial Officer, Secretary and Treasurer
                                   (principal financial and accounting officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----
         /s/ Robert W. Weaver                        President, Chief                            May 20, 1999
         --------------------                        Executive Officer
         Robert W. Weaver                            and Director


         /s/ Daniel C. Sullivan                      Director                                    May 20, 1999
         ----------------------
         Daniel C. Sullivan

         /s/ Matthew T. Moroun                       Director                                    May 20, 1999
         ---------------------
         Matthew T. Moroun

         /s/ Charles F. Wilkins                      Director                                    May 20, 1999
         ----------------------
         Charles F. Wilkins

         /s/ Frederick P. Calderone                  Director                                    May 20, 1999
         --------------------------
         Frederick P. Calderone

         /s/ Joseph J. Casaroll                      Director                                    May 20, 1999
         ----------------------
         Joseph J. Casaroll



                                  EXHIBIT INDEX


         Exhibit
         Number            Description of Exhibit
         ------            ----------------------

             4.1           Registrant's 1995 Stock Option Plan, as Amended and Restated.

             5.1           Opinion of Smith, Gambrell & Russell, LLP.

            23.1           Consent of Arthur Andersen LLP.